Exhibit 99.1

Leading Entertainment Company CJ ENM to Acquire Controlling Stake in Global

Premium Content Studio ‘Endeavor Content’ for $775 Million USD

Acquisition will serve as a new growth engine towards CJ ENM’s vision as a ‘global total entertainment company’

(Nov. 18, 2021) CJ ENM, leading entertainment company originated from Korea, announced that they have entered into a definitive agreement to acquire an 80% stake of the scripted business of US-based global premium content studio, Endeavor Content, from its parent company Endeavor Group Holdings (“Endeavor”)(NYSE: EDR) for $775 million USD in total proceeds at an enterprise valuation of $850 million USD, including $655 million USD to Endeavor and a contribution of $120 million USD of capital to Endeavor Content’s balance sheet (implying a post-money equity valuation of $970 million USD).

The deal to acquire the 80% stake, including management rights, was approved by CJ ENM’s board of directors on November 19, 2021 (KST). Endeavor will retain 20% of the scripted portion of the business, in addition to retaining the non-scripted portion of the business, as well as certain documentary and film sales and financing consulting services. Endeavor Content’s Graham Taylor and Chris Rice will continue to lead the studio as co-CEOs. The two companies anticipate the deal will close early in the first quarter of 2022.

This acquisition is the largest M&A for CJ ENM, which first invested in DreamWorks and jumped into the content business 26 years ago. Through acquisition of Endeavor Content, CJ ENM plans to solidify its presence in the global market and content distribution channels. CJ ENM will also be able to expand its original IP collection to incorporate that of Endeavor Content’s. The library and portfolio that will hold a wide range of IPs from all over the world will support CJ ENM’s plan to launch its OTT platform, TVING, globally. CJ ENM will also be able to further accelerate its penetration into the global content market by making full use of Endeavor Content’s extensive network across various distribution channels. This will create a full value chain for CJ ENM to distribute its top-notch dramas, movies, and entertainment programs to the world. New doors will open for the creative pool, including producers, writers, etc., that will be able to collaborate on multiple levels to create global mega-hit contents.

“Four years ago, we set out to build a talent-first studio that prioritized greater creative freedom and ownership,” remarked Ariel Emanuel, CEO, Endeavor. “Graham Taylor, Chris Rice and the entire Endeavor Content team delivered on that promise, and this transaction further underscores the enduring value of talent and premium content.” Continued Emanuel, “Having known Miky Lee for more than 25 years, I’m confident that CJ ENM will be excellent stewards of the studio, accelerating and amplifying its projects on a global stage.”

“We are excited to announce this deal with Endeavor Content, a company that is growing at a remarkable speed in the US and European markets,” remarked Kang Ho-Sung, CEO, CJ ENM. “We are confident that this deal will create synergy between both companies, globally acknowledged for their production capabilities and list of hit IP properties. Continued Kang, “At the end of the day, CJ ENM strives to become a major global studio that encompasses content that appeals to a global audience – like this deal with Endeavor Content, we will continue to expand our presence in the global market.”

Leading entertainment company CJ ENM is best known for its recent multiple Academy Award-winning “Parasite,” CJ ENM’s credits also include television series “Crash Landing on You,” “Goblin: The Lonely and Great God,” “Hospital Playlist,” and films “Snowpiercer,” “Miss Granny,” and Tony Award winning Broadway production, “Kinky Boots.” Headquartered in Seoul, Korea, its entertainment division engages in a wide array of businesses across the industry spectrum including media content, music, film, performing arts, and animation. CJ ENM’s critically acclaimed content has been enjoyed by a global audience through various media platforms and remake versions.

This deal is another addition to CJ ENM’s expanding presence in the global market. CJ ENM is currently co-producing a drama series with US-based media company Skydance Media as part of its strategic partnership made early last year. CJ ENM is also involved in the production of a TV adaptation of award- winning movie “Parasite” set to broadcast on HBO. Additionally, CJ ENM is the company behind “I Can See Your Voice,” a popular entertainment show that has been broadcast and/or remade in more than 23 regions, as well as 2021 Emmy nominated drama “It’s Okay to Not Be Okay” and music reality show “I-Land.”

“We are thrilled for this next chapter as we seek to unlock even greater value for talent and our producer partners,” said Graham Taylor and Chris Rice, Endeavor Content’s co-CEOs, in a joint statement. “With the addition of CJ ENM, our mission to empower creators and foster an inclusive environment that promotes diverse content on a global scale only grows stronger.”

Endeavor Content launched in 2017 as a platform and talent agency-agnostic production, advisory, sales, and distribution studio that puts artists, creators, and producers first. Endeavor Content’s mission later expanded to become a more inclusive studio that champions and supports content and creators who engage diverse audiences. Since its inception, Endeavor Content has owned, financed, and/or sold more than 125 films and television series that have garnered more than 69 Emmy wins and nominations and 59 Academy Award wins and nominations. Major hits include “In the Heights” and “Just Mercy” for Warner Brothers, “Book Club” for Paramount Pictures, “Blue Miracle” for Netflix, and “Joe Bell” with Roadside Attractions. The studio has also made its mark internationally, handling global distribution for hit series including “Killing Eve,” “The Night Manager,” “Normal People,” and “Nine Perfect Strangers.” Upcoming film projects include “The Lost Daughter,” Maggie Gyllenhaal’s critically acclaimed feature directing debut for Netflix, and Michael Bay’s highly anticipated “Ambulance” for theaters. On the television side, the studio will premiere several new series from top talent in the first half of the year. These include Ben Stiller’s “Severance,” Nicole Kidman’s “Roar” for Apple TV+, “Wolf Like Me” for Peacock, starring Josh Gad and Isla Fisher, Michael Mann’s “Tokyo Vice” for HBO Max, and Amy Schumer’s “Life & Beth” for Hulu.

J.P. Morgan acted as exclusive financial advisor to CJ ENM on the transaction. O’Melveny & Myers acted as legal advisor to CJ ENM.

The Raine Group acted as exclusive financial advisor to Endeavor on the transaction. Latham & Watkins LLP acted as legal advisor to Endeavor.

About CJ ENM

CJ ENM is a leading entertainment company originated from Korea. Since 1995, the company has engaged in a wide array of businesses across the industry spectrum including media content, music, film, performing arts, and animation, providing its top-notch original content to various media platforms. CJ ENM has created, produced and distributed globally acclaimed contents including Cannes-winning film Parasite, Tony Award-winning musical Kinky Boots, record-breaking Korean box office hits Roaring Currents, Extreme Job, Ode to My Father, along with sought-after television series such as Mr. Sunshine, Guardian: The Lonely and Great God, Grandpas over Flowers, I Can See Your Voice and more. To offer the best K-Culture experiences worldwide, CJ ENM presents KCON, the world’s largest K-culture convention & festival celebrating Hallyu and Mnet Asian Music Awards (MAMA), Asia’s biggest music awards. With regional offices in Asia, Europe and the U.S., CJ ENM currently employs over 3,600 people. For more information, please visit: http://www.cjenm.com

About Endeavor

Endeavor is a global sports and entertainment company, home to many of the world’s most dynamic and engaging storytellers, brands, live events and experiences. The company is comprised of industry leaders including entertainment agency WME; sports, fashion, events and media company IMG; and premier mixed martial arts organization UFC. The Endeavor network specializes in talent representation, sports operations & advisory, event & experiences management, media production & distribution, experiential marketing and brand licensing.